Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Assets
Current Assets
Cash and cash equivalents	$23,121	$11,195	$101,433	$14,170
Special deposits	-	-	47,046	-
Accounts receivable, net	2,293	19,408	445,821	76,064
Notes receivable	-	-	380	-
Fuel, at average cost	-	-	64,292	22,188
Materials and supplies, at average cost	-	-	12,040	1,138
Accumulated deferred income tax benefits, net	-	-	5,728	-
Prepayments and other current assets	2,799	(38)	70,401	962

Total Current Assets	28,213	30,565	747,141	114,522

Utility Plant, at Original Cost
Electric	-	-	4,471,739	-
Natural gas	-	-	1,187,150	485,511
Common	-	-	279,077	-

	-	-	5,937,966	485,511
Less accumulated depreciation	-	-	2,898,724	183,043

Net Utility Plant in Service	-	-	3,039,242	302,468
Construction work in progress	-	-	173,361	2,543

Total Utility Plant	-	-	3,212,603	305,011

Other Property and Investments, Net	4,122,564	282	315,127	12,862

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	313,412	-
Unfunded future income taxes	-	-	52,058	53,644
Unamortized loss on debt reacquisitions	-	-	35,631	-
Demand-side management program costs	-	-	-	-
Environmental remediation costs	-	-	63,724	17,280
Nonutility generator termination agreements	-	-	160,819	-
Other	-	-	220,709	66,840

Total regulatory assets	-	-	846,353	137,764

Other assets
Goodwill, net	-	-	633,541	263,887
Prepaid pension benefits	-	-	450,981	28,908
Other	16,595	2,112	167,160	34,680

Total other assets	16,595	2,112	1,251,682	327,475

Total Regulatory and Other Assets	16,595	2,112	2,098,035	465,239

Total Assets	$4,167,372	$32,959	$6,372,906	$897,634

Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Liabilities
Current Liabilities
Current portion of long-term debt	$300,000	-	$167,772	$4,805
Notes payable	140,000	-	81,900	44,550
Accounts payable and accrued liabilities	5,485	$6,170	255,503	24,088
Interest accrued	11,682	-	23,117	3,596
Taxes accrued	(1,187)	3,387	18,960	6,058
Accumulated deferred income tax benefits, net	-	-	-	-
Other	4,638	10,020	115,108	2,807

Total Current Liabilities	460,618	19,577	662,360	85,904

Regulatory and Other Liabilities
Regulatory liabilities
Unfunded future income taxes	-	-	5,856	-
Deferred income taxes	-	-	44,378	53,644
Gain on sale of generation assets	-	-	14,315	-
Pension benefits	-	-	58,319	-
Other	-	-	81,653	1,834

Total regulatory liabilities	-	-	204,521	55,478

Other liabilities
Deferred income taxes	3,026	(4,522)	585,012	26,861
Nuclear plant obligations	-	-	102,745	-
Other postretirement benefits	-	-	290,637	7,908
Environmental remediation costs	-	-	98,714	14,818
Other	126	6,423	161,957	72,223

Total other liabilities	3,152	1,901	1,239,065	121,810

Total Regulatory and Other Liabilities	3,152	1,901	1,443,586	177,288

Long-term debt	1,208,765	-	1,786,000	207,168

Total Liabilities	1,672,535	21,478	3,891,946	470,360

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	-	-	-
Redeemable solely at the option of subsidiaries	-	-	57,159	-
Subject to mandatory redemption requirements			25,000
Common Stock Equity
Common stock	1,455	-	430,057	1
Capital in excess of par value	1,447,722	11,481	1,697,401	438,309
Retained earnings	1,061,428	-	243,962	5,370
Accumulated other comprehensive income (loss)	-	-	27,381	(16,406)
Treasury stock, at cost (574 shares)	(15,768)	-	-	-

Total Common Stock Equity	2,494,837	11,481	2,398,801	427,274

Total Liabilities and Stockholders' Equity	$4,167,372	$32,959	$6,372,906	$897,634

Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Assets
Current Assets
Cash and cash equivalents	$66,670	$22,392	$2,040	$8,288
Special deposits	-	65	-	470
Accounts receivable, net	130,737	63,932	8,471	27,679
Notes receivable	-	-	-	-
Fuel, at average cost	-	27,395	2,855	948
Materials and supplies, at average cost	7,229	891	836	524
Accumulated deferred income tax benefits, net	1,902	-	181	-
Prepayments and other current assets	6,764	1,731	1,514	1,409

Total Current Assets	213,302	116,406	15,897	39,318

Utility Plant, at Original Cost
Electric	1,316,023	-	-	-
Natural gas	-	521,327	131,060	-
Common	-	81,699	-	-

	1,316,023	603,026	131,060	-
Less accumulated depreciation	499,381	244,435	45,929	-

Net Utility Plant in Service	816,642	358,591	85,131	-
Construction work in progress	3,142	210	275	-

Total Utility Plant	819,784	358,801	85,406	-

Other Property and Investments, Net	45,130	29,045	7,147	40,793

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	211,268	-	-	-
Unfunded future income taxes	101,791	6,855	(328)	-
Unamortized loss on debt reacquisitions	9,722	-	-	-
Demand-side management program costs	8,394	-	-	-
Environmental remediation costs	4,440	-	20,818	-
Nonutility generator termination agreements	7,195	-	-	-
Other	58,259	12,229	3,821	-

Total regulatory assets	401,069	19,084	24,311	-

Other assets
Goodwill, net	334,211	223,028	63,506	-
Prepaid pension benefits	23,124	23,967	13,446	-
Other	25,156	8,593	3,983	3,863

Total other assets	382,491	255,588	80,935	3,863

Total Regulatory and Other Assets	783,560	274,672	105,246	3,863

Total Assets	$1,861,776	$778,924	$213,696	$83,974

Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Liabilities
Current Liabilities
Current portion of long-term debt	$53,475	$5,000	$4,856	$9,996
Notes payable	-	36,000	19,750	-
Accounts payable and accrued liabilities	47,173	35,349	3,488	21,777
Interest accrued	6,056	3,715	878	23
Taxes accrued	1,582	6,017	(1,206)	(2,826)
Accumulated deferred income tax benefits, net	-	(886)	-	-
Other	49,420	10,564	1,266	2,249

Total Current Liabilities	157,706	95,759	29,032	31,219

Regulatory and Other Liabilities
Regulatory liabilities
Unfunded future income taxes	-	-	-	-
Deferred income taxes	112,119	(3,570)	(2,645)	-
Gain on sale of generation assets	112,009	-	-	-
Pension benefits	-	-	8,887	-
Other	11,926	9,524	-	-

Total regulatory liabilities	236,054	5,954	6,242	-

Other liabilities
Deferred income taxes	8,664	63,252	17,004	2,225
Nuclear plant obligations	211,268	-	-	-
Other postretirement benefits	71,236	21,268	-	-
Environmental remediation costs	2,987	-	17,414	-
Other	124,115	67,775	6,262	13,011

Total other liabilities	418,270	152,295	40,680	15,236

Total Regulatory and Other Liabilities	654,324	158,249	46,922	15,236

Long-term debt	291,796	173,900	40,000	-

Total Liabilities	1,103,826	427,908	115,954	46,455

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	-	-	-
Redeemable solely at the option of subsidiaries	32,795	751	257	-
Subject to mandatory redemption requirements	-	-	-	-
Common Stock Equity
Common stock	-	1	-	54,440
Capital in excess of par value	769,055	356,054	96,855	66,131
Retained earnings	(19,094)	16,412	771	(85,059)
Accumulated other comprehensive income (loss)	(24,806)	(22,202)	(141)	2,007
Treasury stock, at cost (574 shares)	-	-	-	-

Total Common Stock Equity	725,155	350,265	97,485	37,519

Total Liabilities and Stockholders' Equity	$1,861,776	$778,924	$213,696	$83,974

Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated

Assets
Current Assets
Cash and cash equivalents	$1,181	-	-	$250,490
Special deposits	61	-	$1	47,643
Accounts receivable, net	981	$4,757	(42,267)	737,876
Notes receivable	-	-	-	380
Fuel, at average cost	-	-	-	117,678
Materials and supplies, at average cost	255	-	40	22,953
Accumulated deferred income tax benefits, net	-	-	886	8,697
Prepayments and other current assets	245	-	-	85,787

Total Current Assets	2,723	4,757	(41,340)	1,271,504

Utility Plant, at Original Cost
Electric	-	-	-	5,787,762
Natural gas	21,963	-	-	2,347,011
Common	-	-	-	360,776

	21,963	-	-	8,495,549
Less accumulated depreciation	1,755	-	-	3,873,267

Net Utility Plant in Service	20,208	-	-	4,622,282
Construction work in progress	26	-	-	179,557

Total Utility Plant	20,234	-	-	4,801,839

Other Property and Investments, Net	2,533	-	(4,122,773)	452,710

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	(1)	524,679
Unfunded future income taxes	-	-	(5,856)	208,164
Unamortized loss on debt reacquisitions	-	-	-	45,353
Demand-side management program costs	-	-	-	8,394
Environmental remediation costs	-	-	-	106,262
Nonutility generator termination agreements	-	-	-	168,014
Other	102	-	-	361,960

Total regulatory assets	102	-	(5,857)	1,422,826

Other assets
Goodwill, net	-	-	-	1,518,173
Prepaid pension benefits	-	-	-	540,426
Other	-	355,670	(355,411)	262,401

Total other assets	-	355,670	(355,411)	2,321,000

Total Regulatory and Other Assets	102	355,670	(361,268)	3,743,826

Total Assets	$25,592	$360,427	$(4,525,381)	$10,269,879

Exhibit F-2

Energy East Corporation
Consolidating Balance Sheet
December 31, 2002
(Thousands)

	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated

Liabilities
Current Liabilities
Current portion of long-term debt	-	-	$(500)	$545,404
Notes payable	$500	-	(500)	322,200
Accounts payable and accrued liabilities	1,415	-	(38,949)	361,499
Interest accrued	-	-	(4,757)	44,310
Taxes accrued	(749)	-	-	30,036
Accumulated deferred income tax benefits, net	-	-	886	-
Other	98	4,757	-	200,927

Total Current Liabilities	1,264	4,757	(43,820)	1,504,376

Regulatory and Other Liabilities
Regulatory liabilities
Unfunded future income taxes	-	-	(5,856)	-
Deferred income taxes	-	-	-	203,926
Gain on sale of generation assets	-	-	1	126,325
Pension benefits	-	-	(1)	67,205
Other	-	-	-	104,937

Total regulatory liabilities	-	-	(5,856)	502,393

Other liabilities
Deferred income taxes	904	-	-	702,426
Nuclear plant obligations	-	-	-	314,013
Other postretirement benefits	-	-	-	391,049
Environmental remediation costs	-	-	-	133,933
Other	-	-	(3,736)	448,156

Total other liabilities	904	-	(3,736)	1,989,577

Total Regulatory and Other Liabilities	904	-	(9,592)	2,491,970

Long-term debt	-	-	(355,670)	3,351,959

Total Liabilities	2,168	4,757	(409,082)	7,348,305

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	-	345,000	-	345,000
Redeemable solely at the option of subsidiaries	-	-	-	90,962
Subject to mandatory redemption requirements	-	-	-	25,000
Common Stock Equity
Common stock	1	-	(484,500)	1,455
Capital in excess of par value	28,361	10,670	(3,474,375)	1,447,664
Retained earnings	(4,938)	-	(157,424)	1,061,428
Accumulated other comprehensive income (loss)	-	-	-	(34,167)
Treasury stock, at cost (574 shares)	-	-	-	(15,768)

Total Common Stock Equity	23,424	10,670	(4,116,299)	2,460,612

Total Liabilities and Stockholders' Equity	$25,592	$360,427	$(4,525,381)	$10,269,879